Exhibit 10.48

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Pillsbury Winthrop Shaw Pittman LLP

909 Fannin Street, Suite 2000

Houston, Texas 77010

Attention: Carol M. Burke

FOURTH MODIFICATION AGREEMENT

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF FORT BEND	§

THIS FOURTH MODIFICATION AGREEMENT (this “Amendment”) is dated as of the 29th day of July 2010, by and between TORNIER, INC., a Delaware corporation (the “Borrower”), and COMPASS BANK, an Alabama banking corporation (the “Bank”).

R E C I T A L S:

WHEREAS, the Borrower and the Bank entered into that certain Revolving Credit and Security Agreement dated as of May 31, 2007 (as amended, modified, restated, or supplemented, the “Credit Agreement”);

WHEREAS, to guaranty the payment and performance of all of the Obligations, (a) Tornier US Holdings, Inc., a Delaware corporation (“Holdings”) executed that certain Guaranty Agreement dated as of May 31, 2007, and (b) Tonier, B.V., a company organized under the laws of the Netherlands (“B.V.”, and together with Holdings, collectively, the “Guarantors”, and each individually, a “Guarantor”), executed that certain Guaranty Agreement dated as of September 24, 2008 (as amended, modified, restated or supplemented, collectively, the “Guaranty”);

WHEREAS, the Borrower executed and delivered that certain: (a) Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement [Second Lien] duly recorded in the Official Public Records of Real Property of Fort Bend County, Texas under County Clerk’s File No. 2005107673 (as amended, modified, restated or supplemented, the “Second Lien Deed of Trust”), and (b) Assignment of Rents and Leases [Second Lien] duly recorded in the Official Public Records of Real Property of Fort Bend County, Texas under County Clerk’s File No. 2005107675 (as amended, modified, restated or supplemented, the “Second Lien Assignment of Rents”), each dated as of August 29, 2005, for the benefit of the Bank, and covering the real property or rents and leases, as applicable, described therein; and

WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, extend the maturity date and increase the amount of the Revolving Note (as defined in the Credit Agreement) on the same terms and conditions as set forth in the Loan Documents except as otherwise provided herein, and renew, continue and carry forward the liens and security interests securing payment of the Notes.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.

2.             Renewal of Liens.  The maturity of the Revolving Note is hereby renewed and extended (but is not extinguished) to be due and payable on or before August 1, 2012, and in this regard, all instruments or documents representing, evidencing or securing the Revolving Note, including but not limited to, the liens of the Second Lien Deed of Trust securing the Revolving Note, are hereby renewed, extended and modified (but are not extinguished) by extending the maturity date thereof to August 1, 2012.  Nothing herein contained shall affect or impair the validity or priority of the lien and security interests under the Second Lien Deed of Trust or any other deed of trust or Loan Document securing the Revolving Note, any other Note or any of the Borrower’s Liabilities and Obligations in whole or part.

3.             Amendments to the Credit Agreement.  The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

(a)           Clause (a) of the first paragraph of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(a) a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (as the same may be amended, the “Revolving Line”) to be evidenced by a Master Revolving Promissory Note (as the same may be amended, the “Revolving Note”) in such amount and”

(b)           Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(a)         Revolving Line; Borrowing Base.  From the date hereof until the first to occur of (i) Bank’s demand for payment or (ii) August 1, 2012 (whichever shall occur first being the “Revolving Line Maturity Date”), or such future date to which the Maturity Date of the Revolving Line may be extended (any such extension to be at Bank’s sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Agreement and Borrower’s and all guarantors’ (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default or Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Revolving Line) on the basis of the following advance formula (such advance formula being hereinafter referred to as the “Borrowing Base”): an amount equal to eighty percent (80%) of the outstanding value of Borrower’s Eligible Accounts Receivable; provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $10,000,000.00.  Within such limits and subject to the terns of this Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Maturity Date.  It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) $10,000,000.00 or (ii) the Borrowing Base.

If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of the Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.”

(c)           Section 1.1(c) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(c)         Exceeding Borrowing Base.  If at any time the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line exceeds the lesser of (i) the Borrowing Base, or (ii) $10,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank.  If the Borrowing Base Report (as defined in Section 2.6) indicates that the outstanding balance of Borrower’s Revolving Loan Account attributable to the Revolving Line or advances made to Borrower hereunder exceeds the lesser of (i) the Borrowing Base or (ii) $10,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank (with the relevant Borrowing Base Report) immediately available funds in the amount sufficient to eliminate such excess.”

(d)           Section 2.6(c) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(c)         Borrower shall submit or cause to be submitted to Bank (i) Borrower’s internally prepared quarterly financial statements within forty-five (45) days after the close of each fiscal quarter in each fiscal year including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Borrower; (ii) Borrower’s audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) within one hundred twenty (120) days after the close of each of its fiscal years, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders’ equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) together with each delivery of financial statements required above, the certificate of Borrower substantially in the form of Exhibit B hereto signed by the president or any other officer of Borrower acceptable to Bank stating, among other things, that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower’s financial obligations and financial covenants, including those provided in this Agreement), or, if any such event of default or defaults exists, specifying the nature thereof; (iv) Tornier, B.V.’s audited fiscal year-end financial statements in form, preparation and substance acceptable to Bank within one-hundred twenty (120) days after the close of each of its fiscal years, commencing with the fiscal year ending December 31, 2010, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders’ equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; and (v) such other financial and related information when and as requested by Bank regarding Borrower, the Collateral, Tornier US Holdings, Inc., Tornier, B.V., and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank.”

(e)           Section 6.2(i) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“(i)  maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker’s compensation, general liability insurance and insurance upon Borrower’s property, all facets of its businesses and all the Collateral (except for Inventory);”

(f)            Section 6.4 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

“6.4        Debt Service Coverage. Borrower shall maintain a minimum Debt Service Coverage Ratio (defined as the sum of (a) net income after taxes plus (i) interest expense, depreciation and amortization less dividends and distributions divided by (b) the sum of (i) interest expense and Current Maturities of Long Term Debt) of 1.25  to 1.0. The Debt Service Coverage Ratio shall be calculated and tested as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending September 30, 2010 on a cumulative basis for the four quarters ended as of such date.”

(g)           The first sentence of Section 6.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

“Borrower shall maintain a minimum Tangible Net Worth of not less than $55,000,000.00.”

(h)           The first sentence of Section 6.6 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

“Borrower’s Total Debt to Tangible Net Worth ratio will not exceed 1.0 to 1.0.”

(i)            The term “$6,000,000.00” in Section 6.7 of the Credit Agreement is hereby deleted in its entirety, and the term “$10,000,000.00” is substituted in place thereof:

(j)            Exhibit “A” and Exhibit “B” to the Credit Agreement are hereby deleted in their entirety, and Exhibit “A” and Exhibit “B” attached hereto shall be substituted in lieu thereof.

4.             Amendments to the Term Note.  The Term Note is, subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended as follows:

(a)           Clause (b) of the first paragraph is deleted in its entirety, and the following is substituted in place thereof:

“(b) the greater of (i) the sum of the LIBOR Rate (hereinafter defined) of Payee in effect from day to day plus two and one-fourth percent (2.25%) or (ii) five percent (5%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the LIBOR Rate or the Highest Lawful Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Highest Lawful Rate, thereby causing the LIBOR Rate hereon to be limited to the Highest Lawful Rate, then any subsequent reduction in the LIBOR Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.”

(b)           Clause (c) of the second paragraph is deleted in its entirety, and the following is substituted in place thereof:

“(c)         A final installment in the amount of all outstanding principal of this Note plus all accrued and unpaid interest hereon shall be due and payable in full on May 5, 2011.”

5.             Amendments to the Deed of Trust. The Second Lien Deed of Trust is, subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended by deleting the definition of “Note” therein in its entirety, and substituting in place thereof the following:

““Note” shall mean collectively, (a) that certain Amended and Restated Master Promissory Note in the original principal amount of $10,000,000.00 dated as of July 29, 2010, executed by Grantor (now known as Tornier, Inc., a Delaware corporation) and payable to the order of the beneficiary, maturing on August 1, 2012, which was executed in increase, renewal and extension of, but not in novation of discharge of, that certain promissory note in the original principal amount of $6,000,000.00 dated as of May 31, 2007, which was executed in increase, renewal and extension of, but not in novation of discharge of, that certain promissory note in the original principal amount of $4,000,000.00 dated as of November 15, 2006, which was executed in renewal and extension of, but not in novation of discharge of, that certain promissory note in the original principal amount of $4,000,000.00 dated as of November 15, 2005, which was executed in modification, renewal and increase of, but not in novation of discharge of, that certain promissory note in the original principal amount of $2,000,000.00 dated as of June 21, 2005, which was executed in modification and renewal of, but not in novation of discharge of, that certain promissory note in the original principal amount of $2,000,000.00 dated as of March 21, 2005, and (b) all extensions, renewals and modifications thereof and all other notes given in substitution therefore.”

6.             Amendments to the Assignment of Rents. The Second Lien Assignment of Rents is, subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, hereby amended by deleting Paragraph II thereof in its entirety, and substituting in place thereof the following:

“II.          The performance and discharge of each and every obligation, covenant and agreement contained in said Deed of Trust, as modified, or any note or evidence of debt secured thereby, including without limitation, (a) that certain Amended and Restated Master Promissory Note in the original principal amount of $10,000,000.00 dated July 29, 2010, executed by Tornier, Inc., a Delaware corporation, successor in interest by merger to A.T. Real Estate, Inc. (“Tornier”) (which was executed in renewal, extension and increase of, but not in novation of discharge of, that certain promissory note in the original principal amount of $6,000,000.00 dated May 31, 2007, executed by Tornier, which was executed in increase, renewal and extension of, but not in novation of discharge of, that certain promissory note dated as of November 15, 2006 in the original principal amount of $4,000,000.00, which was executed in renewal and extension of, but not in novation of discharge of, that certain promissory note dated as of November 15, 2005 in the original principal amount of $4,000,000.00, which was executed in modification, renewal and increase of, but not in novation of discharge of, that certain promissory note in the original principal amount of $2,000,000.00 dated as of June 21, 2005, which was executed in renewal, extension and increase of, but not in novation of discharge of, that certain promissory note dated March 21, 2005 in the original principal amount of $2,000,000.00, as the same was renewed, increased and/or modified), and (b) that certain promissory note in the original principal amount of $2,500,000.00 dated May 31, 2007, executed by Tornier (collectively, the “Note” or “Notes”).”

7.             Collateral Audit.  Borrower hereby agrees to allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants, to inspect, review and audit Borrower’s

Inventory and other Collateral at any time during normal business hours on or before October 26, 2010, without prior notice to Borrower.

8.             Conditions Precedent to Effectiveness of Amendment.  This Amendment shall become effective when, and only when, the Bank shall have received:

(a)           Counterparts of this Amendment duly executed by the Borrower and the Bank;

(b)           The Ratification and Affirmation of B.V. and the Ratification and Affirmation of Holdings, each attached hereto as Attachment “A”, duly executed by the respective Guarantor;

(c)           Amended and Restated Master Revolving Promissory Note dated as of even date herewith in the aggregate principal amount of $10,000,000.00 (TEN MILLION AND NO/100 DOLLARS) duly executed by the Borrower;

(d)           Secretary’s Certificate of the Borrower authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, in form and substance satisfactory to the Bank, including without limitation, articles of incorporation, existence, resolutions and incumbency of officers;

(e)           Secretary’s Certificate of Holdings authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, in form and substance satisfactory to the Bank, including without limitation, articles of incorporation, existence, resolutions and incumbency of officers;

(f)            Managing Director’s Certificate of B.V. authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, in form and substance satisfactory to the Bank, including without limitation, articles of incorporation, existence, resolutions and incumbency of officers; and

(g)           Such other documents, instruments and agreements as the Bank or its counsel reasonably deem necessary to renew and extend the Revolving Note, the Credit Agreement, the deeds of trust and the Loan Documents, in form and content satisfactory to the Bank and its counsel, including without limitation, this Amendment.

9.             Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)           The Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default.

(d)           When duly executed and delivered, each of this Amendment and the Credit Agreement will be legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

10.           Reference to and Effect on the Loan Documents.

(a)           Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended above, the Credit Agreement, the Notes, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Agreement as amended hereby, the Note, and any other Loan Documents.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or Second Lien Deed of Trust nor constitute a waiver of any provision of any of the Loan Documents.

(d)           The Borrower, by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against the Bank arising out of the Loan Documents, or any other documents mentioned herein or otherwise; and to the extent any such set-offs, counterclaims, defenses, or other causes of action may exist, whether known or unknown, such items are hereby waived by the Borrower.

11.           Costs and Expenses.  The Borrower agrees to pay on demand all out of pocket costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Bank.

12.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

13.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

14.           Final Agreement.  THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, as of the day and year first above written, the parties hereto have caused this Amendment to be duly executed in multiple counterparts, each of which is an original instrument for all purposes.

BORROWER:

TORNIER, INC., a Delaware corporation

By:	/s/ Carmen L. Diersen
Carmen L. Diersen, Chief Financial Officer and
Secretary

By:	/s/ Douglas Kohrs
Douglas Kohrs, Treasurer and Chief Executive
Officer

STATE OF MINNESOTA	§
§
COUNTY OF HENNEPIN	§

This instrument was acknowledged before me on the 20 day of August 2010, by Carmen L. Diersen, Chief Financial Officer and Secretary, and Douglas Kohrs, Treasurer and Chief Executive Officer of TORNIER, INC., a Delaware corporation, on behalf of said corporation, in the capacity therein stated, and for the purpose and consideration herein stated.

/s/ Kirsten Kay Harrison
NOTARY PUBLIC IN AND FOR
THE STATE OF MINNESOTA

Fourth Modification Agreement — Signature Page

BANK:

COMPASS BANK, an Alabama banking corporation

By:	/s/ William P. Schrauff
William Schrauff, Senior Vice President

THE STATE OF TEXAS	§
§
COUNTY OF FORT BEND	§

This instrument was acknowledged before me on the 23rd day of August 2010, by William Schrauff, Senior Vice President of COMPASS BANK, an Alabama banking corporation, on behalf of said banking corporation and for the purpose and consideration herein stated.

/s/ Nancy Escobar
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

[SEAL]

Fourth Modification Agreement — Signature Page

ATTACHMENT “A”

Ratification and Affirmation of Guarantor (Tornier US Holdings, Inc.)

Ratification and Affirmation of Guarantor (Tornier, B.V.)

RATIFICATION AND AFFIRMATION OF GUARANTOR

As of July 29, 2010, the undersigned Guarantor hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under that certain Guaranty Agreement dated as of May 31, 2007 (as amended, modified, supplemented or restated from time to time in effect, the “Guaranty”) executed by Guarantor in favor of Bank, (c) acknowledges, renews and extends its continued liability under the Guaranty and agrees that said Guaranty remains in full force and effect notwithstanding the matters contained herein, and (d) represents and warrants to the Bank that: (i) the undersigned is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken, (ii) after giving effect to this Amendment, the representations and warranties contained in the Guaranty and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made, and (iii) when duly executed and delivered, this Amendment and the Guaranty will be legal and binding obligations of the undersigned, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

GUARANTOR:

TORNIER US HOLDINGS, INC., a Delaware
corporation

By:	/s/ Carmen L. Diersen
Carmen L. Diersen, Secretary and Chief
Financial Officer

Ratification and Affirmation of Guarantor — Signature Page

RATIFICATION AND AFFIRMATION OF GUARANTOR

As of July 29, 2010, in connection with that certain Fourth Modification to Loan Documents, by and between TORNIER, INC., a Delaware corporation (the “Borrower”), and COMPASS BANK, an Alabama banking corporation (the “Bank”) dated as of even date herewith (the “Amendment”), the undersigned Guarantor hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under that certain Guaranty Agreement dated as of September 24, 2008 (as amended, modified, supplemented or restated from time to time in effect, the “Guaranty”) executed by Guarantor in favor of Bank, (c) ratifies and affirms its obligations under that certain Subordination Agreement (the “Subordination Agreement”) executed on or about October 16, 2009 executed by the undersigned in favor of Bank, (d) acknowledges, renews and extends its continued liability under the Guaranty and the Subordination Agreement and agrees that said Guaranty and said Subordination Agreement remain in full force and effect notwithstanding the matters contained herein, and (e) represents and warrants to the Bank that: (i) the undersigned is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken, (ii) after giving effect to this Amendment, the representations and warranties contained in the Guaranty and any other Loan Documents (as defined in the Amendment) executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made, and (iii) when duly executed and delivered, this Amendment, the Subordination Agreement and the Guaranty will be legal and binding obligations of the undersigned, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

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GUARANTOR:

TORNIER, B.V., a company formed under the laws of
the Netherlands

By:	/s/ G.F.X.M. Nieuwenhuizen
Name:	G.F.X.M. Nieuwenhuizen
Title:	Managing Director

By:	/s/ R. Arendsen
Name:	R. Arendsen
Title:	Managing Director

Ratification and Affirmation of Guarantor - Signature Page

Substituted Exhibits “A” and “B”

to the Credit Agreement

EXHIBIT “A”

BORROWING BASE REPORT

TO:         Compass Bank

24 Greenway Plaza, Suite 1601

Houston, Texas  77046

Attention:  William Schrauff

Ladies and Gentlemen:

The undersigned is an authorized representative of Tornier, Inc. (the “Borrower”), and is authorized to make and deliver this report pursuant to that certain Revolving Credit and Security Agreement between the Borrower and Compass Bank (the “Bank”) dated as of May 31, 2007 (as it may be amended, modified, restated or supplemented, the “Credit Agreement”). All terms defined in the Credit Agreement shall have the same meaning herein.

Pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that the following statements and information are true, complete and correct:

(a)           The representations and warranties contained in the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

(b)           No default or Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an event of default or Event of Default.

(c)           Since the date of the financial statements of Borrower most recently delivered to Lender pursuant to the Credit Agreement, there has been no material adverse effect on Borrower or its parent, Tornier US Holdings, Inc.

(d)           The amount of the outstanding advances under the Revolving Line does not exceed the lesser of the Borrowing Base or $10,000,000,000.00.

(e)           Attached hereto as Schedule 1 is a list of Borrower’s accounts receivable, designating Eligible Accounts, aged in thirty day intervals.

(f)            The total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. Borrower represents and warrants that the information and calculations set forth below regarding the Eligible Accounts and the Borrowing Base are true and correct in all respects.

Calculation of Borrowing Base

1.	Total Accounts			$

2.	Ineligible Accounts
	(a)	more than 90 days past earlier of (i) invoice date or (ii) due date	$
	(b)	not in ordinary course of business or goods not in sole ownership of Borrower at time of sale	$
	(c)	conditional accounts	$
	(d)	subject to consignment, sale or return, guaranteed sale or “bill and hold”	$
	(e)	constitute pre-billings or unearned income	$
	(f)	bonded or insured contracts	$
	(g)	subject to a Lien, other than Lien to Bank under Loan Documents and other permitted liens	$
	(h)	subject to assignment restrictions	$
	(i)	not subject to first priority perfected Lien in favor of Bank	$
	(j)	accounts subject to dispute or setoff	$
	(k)	accounts of insolvent or bankrupt account debtors	$
	(l)	evidenced by chattel paper	$
	(m)	foreign accounts	$
	(n)	accounts of U.S. government	$
	(o)	owed by an Affiliate of Borrower	$
	(p)	more than 10% over 90 days	$
	(q)	more than 20% concentration	$

	Total		$

3.	Eligible Accounts [line (1) minus line (2)]			$

4.	Borrowing Base 80% of line (3)			$

5.	Commitment				$10,000,000.00

6.	Lesser of line (4) or line (5)			$

7.	Amount of outstanding advances under Revolving Line			$

8.	Available Amount [line (6) minus line (7)]			$

Date:

BORROWER:

TORNIER, INC., a Delaware corporation

By:
Name:
Title:

Schedule 1

List of Accounts Receivable

EXHIBIT “B”

CERTIFICATE

Reference is made to that certain Revolving Credit and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”) executed by TORNIER, INC. (“Borrower”) in favor of COMPASS BANK (“Bank”), on or about May 31, 2007.  Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Credit Agreement.  Borrower hereby represents, warrants and covenants to and in favor of Bank as follows:

(1)           no default, event of default or Event of Default (or any event that would constitute an event of default or Event of Default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Credit Agreement or any of the other Loan Documents or under any other loans, notes, debentures, bonds, leases or other obligations of Borrower now outstanding.

(2)           all representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are expressly reaffirmed and restated as of the date hereof;

(3)           neither Borrower nor, to the best of Borrower’s knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Loan Documents or the Liabilities;

(4)           all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Loan Documents are, as of the relevant date, complete and accurate and may be relied upon by Bank; and

(5)           the calculation set forth below showing Borrowers’ status of compliance with the financial covenants set forth in the Credit Agreement are true and correct in all respects.

Section 6.4 — Debt Service Coverage Ratio

Calculation:

1.	Net Income after taxes
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
2.	Interest Expense
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
3.	Depreciation and Authorization
	(a)	This quarter	$
	(b)	First preceding quarter
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
4.	Dividends and Distributions
	(a)	This quarter	$
	(b)	First preceding quarter	$
	(c)	Second preceding quarter	$
	(d)	Third preceding quarter	$
	(e)	Total	$
5.	Sum of line 1(e), plus line 2(e), Plus line 3(e), less line 4(e)
6.	CMLTD		$
7.	Line 6 plus line 2(e)		$
8.	Debt Service Coverage Ratio
	[line 6 divided by line 7]		to 1.00

Required:

Not less than 1.25 to 1.00

Section 6.5 — Tangible Net Worth

Calculation:

1.	Net Worth	$
2.	Subordinated Debt (except for subordinated accounts payable)	$
3.	Line (1) plus line (2)	$
4.	Related Party Loans, Advances and Investments	$
5.	Goodwill and Other Intangible Assets	$
6.	Line (4) plus line (5)	$
7.	Tangible Net Worth
	[line (3) minus line (6)]		$

Required:

$55,000,000.00

Section 6.6 — Total Debt to Tangible Net Worth

Calculation:

1.	Total Debt	$
2.	Tangible Net Worth	$
[see above]
3.	Total Debt to Tangible Net Worth
[line (1) divided by line (2)]

Required:

Not greater than 1.00 to 1.00

TORNIER, INC., a Delaware corporation

By:
Name:
Title:

AMENDED AND RESTATED MASTER REVOLVING PROMISSORY NOTE

$10,000,000.00	Houston, Texas	As of July 29, 2010

FOR VALUE RECEIVED, the undersigned, TORNIER, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of COMPASS BANK, an Alabama banking corporation (“Payee”), at its designated office, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Highest Lawful Rate (hereinafter defined) or (b) the greater of (i) the sum of the LIBOR Rate (hereinafter defined) of Payee in effect from day to day plus two and one-quarter percent (2.25%) or (ii) five percent (5.0%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the LIBOR Rate or the Highest Lawful Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Highest Lawful Rate, thereby causing the LIBOR rate hereon to be limited to the Highest Lawful Rate, then any subsequent reduction in the LIBOR Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect. If an Event of Default (hereinafter defined) occurs, the principal hereof shall bear interest at the Default Rate (hereinafter defined.)

Principal of and interest on this Note shall be due and payable as follows:

(a)  Accrued and unpaid interest on this Note shall be payable monthly, on the fifth (5th) day of each month commencing on August 5, 2010 and upon the maturity of this Note, however such maturity may be brought about; and

(b)  All outstanding principal of this Note and all accrued interest hereon shall be due and payable on August 1, 2012.

Principal of this Note shall be subject to mandatory prepayment at the times described in Section 1.1(c) of the Agreement (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

As used in this Note, the following terms shall have the respective meanings indicated below:

Initials:

DWK CLD

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“Agreement” means that certain Revolving Credit and Security Agreement dated as of May 31, 2007 between Maker and Payee, as the same may be amended, modified, supplemented or restated from time to time.

“Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

“Default Rate” means the lesser of (a) the sum of the stated rate to be borne by this Note plus five percent (5%), or (b) the Highest Lawful Rate.

“Event of Default” shall have the meaning given to the term “event of default” or “Event of Default” in the Agreement.

“Highest Lawful Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes).  To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Highest Lawful Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Highest Lawful Rate.

“Interest Period” means a period equal to the duration of the Reference Period; provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day.  The initial Interest Period shall commence on the date of this Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period.

“LIBOR Rate” means the London Interbank Offered Rate for the applicable Reference Period stated on Reuters Monitor Money Rates Service (“Reuters”) two (2) Business Days before the first day of each Interest Period (or in the event no such rate is stated on that date, the rate stated on the day most immediately preceding the date of determination on which a rate was stated), as adjusted from time to time in Lender’s sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, that if such rate is not available on Reuters then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry.  If Reuters states more than one (1) rate for such Reference Period, the “LIBOR Rate” shall be the arithmetic mean of all stated rates for such Reference Period.

“Reference Period” means one (1) month.  This Reference Period is for reference purposes only, and the actual Interest Periods under this Note may be for periods of more than or less than one (1) month, depending on whether or not the last day of the Interest Period falls on a Business Day.

This Note (a) is the Revolving Note provided for in the Agreement and (b) is secured as provided in the Agreement.  Maker may prepay the principal of this Note upon the terms and conditions specified

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in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.  If for any reason interest in excess of the Highest Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.  In determining whether or not the interest paid or payable exceeds the Highest Lawful Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Highest Lawful Rate.

If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

In the event that an Event of Default exists and Payee decides to waive such Event of Default or to forbear from taking action with respect to such Event of Default, Maker shall pay to Payee, immediately upon demand by Payee, a waiver fee (reasonable by industry standards) in an amount determined by Payee in its sole and absolute discretion. The decision by Payee to waive any Event of Default shall be made by Payee in its sole and absolute discretion, and Payee has no obligation whatsoever to waive any Event of Default.  The provisions of this paragraph shall not affect Payee’s other rights or remedies.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys’ fees.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or with similar language.  If Borrower sends a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: Compass Bank, P.O. Box 3096, Birmingham, Alabama 35202.

The Note is executed in renewal, extension and increase of, and not in novation or discharge of; that certain Master Revolving Promissory Note dated May 31, 2007 executed by Maker in the original principal amount of $6,000,000.00 and payable to the order of Payee, which note was executed in renewal and extension of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated November 16, 2006 executed by Maker in the original principal amount of $4,000,000.00 and payable to the order of Payee, which note was executed in renewal and extension of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated November 16, 2005 executed by Maker in the original principal amount of $4,000,000.00 and payable to the order of Payee, which note was executed in renewal, modification and increase of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated June 21, 2005 executed by Maker in the original principal amount of $2,000,000.00 and payable to the order of Payee, which note was executed in modification of, and not in novation or discharge of, that certain Master Revolving Promissory Note dated March 21, 2005 executed by Maker in the original principal amount of $2,000,000.00 and payable to the order of Payee.

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TORNIER, INC., a Delaware corporation

By:	/s/ Carmen L. Diersen
Carmen L. Diersen, Chief Financial
Officer and Secretary

By:	/s/ Douglas Kohrs
Douglas Kohrs, Treasurer and Chief
Executive Officer

Initials:

DWK CLD

Amended and Restated Master Revolving Promissory Note - Signature Page